SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: April 29, 2020

Pope Resources, A Delaware Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	001-09035	91-1313292
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

19950 Seventh Avenue NE, Suite 200,

Poulsbo, Washington 98370

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Receipts (Units)	POPE	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on January 14, 2020, Pope Resources, a Delaware limited partnership (“Pope” or the “Company”), entered into an Agreement and Plan of Merger, as amended by Amendment No. 1, dated as of April 1, 2020 (as amended and as may be further amended from time to time, the “Merger Agreement”) by and among Rayonier Inc. (“Rayonier”), Rayonier, L.P., (“Opco”), Rayonier Operating Company LLC (“ROC”), Rayonier Operating Company Holdings, LLC, Pacific GP Merger Sub I, LLC (“Merger Sub 1”), Pacific GP Merger Sub II, LLC (“Merger Sub 2”), Pacific LP Merger Sub III, LLC (“Merger Sub 3”), Pope, Pope MGP, Inc. (“MGP”) and Pope EGP, Inc (“EGP”). Pursuant to the Merger Agreement, Merger Sub 3 will merge with and into Pope, with Pope surviving such merger as an indirect wholly owned subsidiary of Opco (such transaction, the “Merger”).

In connection with the proposed Merger, on April 6, 2020 Rayonier, Opco and Pope filed a proxy statement/prospectus (the “Proxy Statement/Prospectus”), which Proxy Statement/Prospectus was mailed on or about April 6, 2020 to Pope unitholders of record as of March 30, 2020.

Four lawsuits challenging disclosures made in the Proxy Statement/Prospectus have been filed as of the date of this Current Report on Form 8-K. On March 19, 2020, a purported Pope unitholder filed a lawsuit against Pope and its board of directors alleging that, among other things, the Proxy Statement/Prospectus contained materially incomplete and misleading information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The plaintiff seeks, among other things, to enjoin the proposed Merger, an award of rescissory damages and plaintiffs’ costs, including attorneys’ fees. This lawsuit is captioned Stein v. Pope Resources, et al., No. 1:20-CV-00387, and is pending in the United States District Court for the District of Delaware. On March 26, 2020, a purported Pope unitholder filed a putative class action purportedly on behalf of the unitholders of Pope against Pope, its board of directors, Rayonier, ROC, Merger Sub 1, Merger Sub 2, Merger Sub 3, MGP and EGP alleging that, among other things, the Proxy Statement/Prospectus contained materially incomplete and misleading information in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiff seeks, among other things, to enjoin the proposed Merger, an award of rescissory damages and plaintiffs’ costs, including attorneys’ fees. This lawsuit is captioned Thompson v. Pope Resources, et al., No. 1:20-CV-00432, and is also pending in the United States District Court for the District of Delaware. On April 14, 2020, a purported Pope unitholder filed a putative class action purportedly on behalf of the unitholders of Pope against Pope, its board of directors and Rayonier alleging, among other things, that members of the Pope board of directors breached their duty of loyalty under the Pope limited partnership agreement and Delaware law in connection with entering into the Merger Agreement, that Rayonier aided and abetted such breach and that the Proxy Statement/Prospectus misrepresents or omits material information. The plaintiff seeks, among other things, to enjoin the proposed Merger, an award of compensatory and/or rescissory damages and plaintiffs’ costs, including attorneys’ fees. This lawsuit is captioned Laidlaw v. Pope Resources, et al., No. 20-2-00755-18, and is pending in the Superior Court of the State of Washington in and for Kitsap County. On April 17, 2020, another purported Pope unitholder filed a lawsuit against Pope and its board of directors alleging that, among other things, the Proxy Statement/Prospectus contained false and misleading information in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiff seeks, among other things, to enjoin the proposed Merger, an award of rescissory damages and plaintiff’s costs, including attorneys’ fees. This lawsuit is captioned Arzonetti v. Pope Resources, et al., No. 1:20-cv-03102, and is pending in the United States District Court for the Southern District of New York.

Pope believes that the claims asserted in the complaints are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk of the lawsuits delaying or otherwise adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in defending the lawsuits, and without admitting any liability or wrongdoing, Pope is voluntarily supplementing the Proxy Statement/Prospectus as described in this Current Report on Form 8-K. Each of the plaintiffs has agreed that, following the filing of this Current Report on Form 8-K, they will dismiss their respective actions in their entirety, with prejudice as to the named plaintiffs.

These additional disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained in the Proxy Statement/Prospectus, which in turn should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement/Prospectus, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Proxy Statement/Prospectus. In addition, these supplemental disclosures will not affect the merger consideration to be received by Pope unitholders in connection with the Merger or the timing of the special meeting of Pope unitholders scheduled for May 5, 2020, at 11:00 a.m. Pacific Daylight Time, at the offices of Davis Wright Tremaine LLP, 920 Fifth Avenue Suite 3300, Seattle, Washington 98104, as described further in the Proxy Statement/Prospectus.

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus. Where additional disclosures are provided, it is indicated by underlined text, and where disclosures are deleted, it is indicated by a strike through.

Supplements to Proxy Statement/Prospectus

The disclosure in the section entitled “Background of the Merger” is hereby supplemented by adding the following disclosure to the end of the first full paragraph on page 68 of the Proxy Statement/Prospectus:

From the date of the Pope special committee’s establishment on July 23, 2019 to the signing of the merger agreement with Rayonier on January 14, 2020, the Pope special committee held more than fifty meetings. Representatives of Centerview and Munger Tolles attended each of these meetings. With the assistance of its advisors, at these meetings the Pope special committee managed the transaction process, approved the solicitation of bids from seven new potential counterparties (both financial and strategic) in addition to the seven potential counterparties with whom contact was originally approved by the Pope board, oversaw the strategy with respect to negotiations with the various potential acquirers and with the GP shareholders, regularly received reports on the status of such negotiations, and instructed Centerview and Munger Tolles to take actions in respect of these matters, all with the goal of determining whether a value maximizing transaction for the unaffiliated Pope unitholders could be obtained on terms supported by the Pope special committee. Of the fourteen potential counterparties contacted, ten were potential financial acquirers and four were potential strategic acquirers. The seven new potential counterparties were selected based on criteria similar to the criteria used to select the parties with whom contact was originally approved by the Pope board, including the likelihood that such parties had a strategic interest in timber assets, the financial capability to complete a transaction at a price that would maximize unitholder value and experience in acquiring public companies.

The following description in the section titled “Opinion of the Pope Special Committee’s Financial Advisor” on page 98 of the Proxy Statement/Prospectus is hereby revised as follows:

•	certain publicly available research analyst reports for ~~Pope and~~ Rayonier;

The disclosure under the subheading “Public Company Analysis” under the heading “Pope Financial Analyses” is hereby supplemented by adding the following disclosure into the third full paragraph on page 101 of the Proxy Statement/Prospectus:

Using publicly available information obtained from SEC filings and other data sources as of January 10, 2020, Centerview reviewed, among other things, the enterprise values, calculated as equity value plus net debt (debt less cash and equivalents) and plus non-controlling interest, as a multiple of estimated 2020 EBITDA for each of the companies. For Pope, Centerview calculated metrics on a partnership basis. The individual multiples and metrics for the selected companies and for Pope that were considered in this analysis are summarized as follows:

	Selected Public Company Analysis ($ in millions, except per unit/share data)
	Rayonier, Inc.	CatchMark Timber Trust, Inc.	Pope Resources
Equity Value	$4,202	$527	$307
Debt	975	459	93
Cash and Equivalents	(57)	(17)	(1)
Plus: Net Debt	918	441	92
Plus: NCI	91	—	—
Enterprise Value	$5,210	$969	$399
2020E EV/EBITDA	19.7x	17.6x	16.1x

The disclosure under the subheading “Precedent Transaction Analysis” under the heading “Pope Financial Analyses” is hereby supplemented by adding the following disclosure into the table on pages 101-102 of the Proxy Statement/Prospectus:

Year	Acquiror	Property	Seller	$ / Acre
2019	ORM Timber Fund IV	Beacon Rock	Weyerhaeuser	$2,844
2018	Weyerhaeuser	Trask	Hancock Timber Resource Group	4,650
2018	Greenwood Resources	North Nestucca	Hancock Timber Resource Group	4,787
2018	CatchMark	Bandon	Forest Investment Associates	4,894
2018	ORM Timber Fund IV	Issaquah	Hancock Timber Resource Group	3,443
2018	Hampton Affiliates	Pinchot South	Hancock Timber Resource Group	4,507
2018	ORM Timber Fund IV	Pinchot North	Hancock Timber Resource Group	4,763
2017	BTG	Tilton	Forest Investment Associates	3,626
2017	Hampton Affiliates	Tahoma	Hancock Timber Resource Group	5,199
2017	Greenwood Resources	Elkhorn	Hancock Timber Resource Group	2,940
2017	Greenwood Resources	Rockaway	ORM Timber Fund II	4,108
2016	Campbell Global	Rosboro	Rosboro	3,656
2016	Sierra Pacific Industries	Wallace Falls	Campbell Global	4,493
2016	Greenwood Resources	Willapa	Hancock Timber Resource Group	3,735
2016	Pope Resources	Carbon River	Hancock Timber Resource Group	4,356
2016	Forest Investment Associates	Menasha	Campbell Global	4,180
2016	Rayonier	Menasha	Campbell Global	4,311

The disclosure under the heading “Discounted Cash Flow Analysis” in the section entitled “Opinion of the Pope Special Committee’s Financial Advisor” is hereby supplemented by adding the following disclosure into third full paragraph on page 102 of the Proxy Statement/Prospectus:

In performing this analysis, Centerview calculated a range of illustrative equity values for the Company by (a) discounting to present value as of September 30, 2019 using discount rates ranging from 6.7% to 8.8% reflecting Centerview’s analysis of the Company’s weighted average cost of capital and the mid-year convention: (i) the forecasted after-tax unlevered free cash flows of Pope over the period beginning October 1, 2019 and ending on December 31, 2037 and (ii) a ~~range~~ set of illustrative terminal values of Pope calculated by Centerview applying perpetuity growth rates ranging from 2.1% to 2.5% to Pope’s after-tax unlevered free cash flows for the terminal year (as set forth in the Pope forecasts) and (b) subtracting from the foregoing results Pope’s net debt of $91.9 million as of September 30, 2019, as set forth in the Pope forecasts. Centerview divided the result of the foregoing calculations by 4.355 million (the number of fully-diluted outstanding Pope units as of December 31, 2019 based on the most recently available information that is set forth in Pope Internal Data) to derive a range of approximate implied values per Pope unit of $65.80 to $105.80 per Pope unit. Centerview compared this range to the $126.44 implied merger consideration.

The disclosure under the heading “General” in the section entitled “Opinion of the Pope Special Committee’s Financial Advisor” is hereby supplemented by adding the following disclosure into third full paragraph on page 103 of the Proxy Statement/Prospectus:

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview has been engaged to provide financial advisory services to the Pope board, including in connection with certain strategic matters, and has received compensation amounting to a total of $1,125,000 from Pope for such services. In the two years prior to the date of its written opinion, Centerview has not been engaged to provide financial advisory or other services to Rayonier and has not received any compensation from Rayonier during such period. Centerview may provide investment banking and other services to or with respect to Pope or Rayonier or their respective affiliates in the future, for which it may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons,

(ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Pope, Rayonier, or any of their respective affiliates, or any other party that may be involved in the transaction.

The disclosure in the section entitled “Certain Unaudited Prospective Financial Information” is hereby supplemented by adding the following disclosure into the first paragraph on page 104 of the Proxy Statement/Prospectus:

The Pope forecasts were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (“GAAP”), nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. Pope uses certain financial measures in the Pope forecasts that are not in accordance with GAAP as supplemental measures to evaluate operational performance. While Pope believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The non-GAAP financial measures used in the Pope forecasts were approved by the Pope special committee for Centerview’s use in connection with its opinion and were relied upon by the Pope special committee in connection with its consideration of the merger. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor (like the Pope forecasts) in connection with a proposed transaction like the merger if the disclosure is included in a document like this proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not relied upon by Centerview for purposes of its opinion or by the Pope special committee in connection with its consideration of the merger. Pope has not historically provided reconciliations of forward-looking non-GAAP financial measures to GAAP financial measures because management cannot reliably predict all of the information necessary to prepare such reconciliations. Accordingly, ~~the~~ Pope has not provided a reconciliation of the financial measures included in the Pope forecasts to the relevant GAAP financial measures. In addition, the Pope forecasts were not prepared with a view towards complying with GAAP, nor were they prepared with the assistance of or reviewed, compiled or examined by independent accountants. The Pope forecasts may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the entry into the merger agreement.

The disclosure in the section entitled “Certain Unaudited Prospective Financial Information” is hereby supplemented by replacing the table on page 106 of the Proxy Statement/Prospectus with the following disclosure:

	Fiscal Year ended December 31 (in millions, except per share amounts, and all amounts in USD)
	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Consolidated Whole Company Adjusted EBITDA(1)	$20.2	$28.5	$26.4	$23.3	$36.7	$32.0	$30.1	$30.7	$30.4	$27.7	$27.7	$29.3	$32.0	$30.7	$31.9	$30.5	$33.4	$33.5	$32.0
Less: Taxes	(0.1)	(0.2)	(0.2)	(0.3)	(0.4)	(0.6)	(0.7)	(0.5)	(0.6)	(0.7)	(0.8)	(0.8)	(0.8)	(0.7)	(0.7)	(0.7)	(0.7)	(0.5)	(0.4)
Less: Capex	(1.8)	(1.1)	(1.0)	(1.1)	(1.1)	(1.7)	(1.9)	(1.4)	(1.4)	(1.9)	(1.7)	(1.8)	(1.6)	(2.3)	(2.1)	(2.0)	(2.5)	(2.5)	(2.1)
Less: Real estate development capital	(3.6)	(6.6)	(3.7)	(12.6)	(14.3)	(8.7)	(7.7)	(7.7)	(0.7)	(0.6)	(0.4)	(0.4)	(0.3)	–	–	–	–	–	–
Less: Timberland acquisitions	(0.8)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	–
Plus: Non-cash cost of land sold	9.2	6.7	3.7	12.7	14.4	8.7	7.7	7.8	0.7	0.6	0.5	0.4	0.3	–	–	–	–	–	–
Change in Net Working Capital	(0.8)	(3.0)	(2.6)	(1.0)	(1.0)	(1.1)	–	–	–	–	–	–	–	–	–	–	–	–	–
Plus: Funds Business	(1.2)	(0.4)	29.1	(1.6)	(1.9)	(2.1)	(1.9)	9.6	(2.5)	(2.3)	2.1	2.5	2.8	2.6	3.2	2.9	3.2	36.3	2.3
Unlevered Free Cash Flow(2)	$21.1	$20.9	$48.8	$16.4	$29.3	$23.6	$22.7	$35.5	$23.0	$19.7	$24.3	$26.2	$29.5	$27.3	$29.3	$27.7	$30.5	$63.8	$31.9

The disclosure under the heading “Transaction Bonuses” in the section entitled “Interests of Pope’s Directors and Executive Officers” is hereby supplemented by adding the following disclosure on page 131 of the Proxy Statement/Prospectus:

The merger agreement permits, subject to certain limitations, Pope to grant cash transaction bonus awards to its employees, including the named executive officers, to be denominated as cash-settled restricted Pope units, with the total number of such awards not to exceed 10,000 such units. These transaction bonus awards will vest at the closing and be paid out in cash on or about the closing. ~~As of the date of this proxy statement/prospectus, no determinations have been made as to whether any executive officer will receive any such award.~~ The maximum amount of transaction bonus awards that may be paid to the named executive officers is described in the table under the heading “ —Golden Parachute Compensation to Named Executive Officers”, and prior to consummation of the merger, the Pope board of directors may grant additional transaction bonus awards to other employees of Pope to facilitate the retention of such employees and consummation of the merger.

Cautionary Statement Regarding Forward-Looking Information

In addition to historical information, this communication contains forward-looking statements within the meaning of applicable securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Rayonier, Opco and Pope operate and beliefs of and assumptions made by Rayonier’s management, Opco’s management and Pope’s management, involve uncertainties that could significantly affect the financial or operating results of Rayonier, Opco, Pope or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Such forward-looking statements include, but are not limited to, projections of earnings, statements of plans for future operations or expected revenues, statements about the benefits of the proposed transaction involving Rayonier, Opco and Pope, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that Rayonier, Opco and Pope expect or anticipate will occur in the future, including statements relating to (i) benefits of the proposed transaction to stockholders, unitholders, employees and other constituents of the combined company, (ii) synergies and other cost savings as a result of completion of the proposed transaction, (iii) the expected timetable for completing the proposed transaction or integration of the two companies, (iv) general conditions in the geographic areas where Rayonier, Opco or Pope operate, (v) creating value for stockholders, (vi) changes in timber prices, (vii) changes in sales or contribution volume of developed properties and (viii) the availability of capital are each forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Rayonier, Opco, and Pope believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the parties can give no assurance that the parties’ expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: risks associated with achieving expected synergies and other costs savings; risks associated with the ability to complete the proposed transaction and the timing of the closing of the proposed transaction; the ability to successfully integrate the parties’ operations and employees following the closing of the proposed transaction; the cyclical and competitive nature of the industries in which the parties’ operate; fluctuations in demand for, or supply of, Rayonier’s, Opco’s or Pope’s forest products and real estate offerings; entry of new competitors into Rayonier’s, Opco’s or Pope’s markets; changes in global economic conditions and world events; fluctuations in demand for Rayonier’s, Opco’s or Pope’s products in Asia, and especially China; various lawsuits relating to matters arising out of Rayonier’s previously announced internal review and restatement of Rayonier’s consolidated financial statements; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging and trucking services; the geographic concentration of a significant portion of the combined company’s timberland; the ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact the ability to conduct business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect timberlands and the production, distribution and availability of the products; interest rate and currency movements; Rayonier’s, Opco’s or Pope’s capacity to incur additional debt; changes in tariffs, taxes or treaties relating to the import and export of timber products or the products of competitors; changes in key management and personnel; the ability to meet all necessary legal requirements for Rayonier to continue to qualify as a real estate investment trust and changes in tax laws that could adversely affect beneficial tax treatment; the cyclical nature of the real estate business generally; a delayed or weak recovery in the housing market; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond Rayonier’s, Opco’s or Pope’s control; unexpected delays in the entry into or closing of real estate transactions; changes in environmental laws and regulations that may restrict or adversely impact the ability to sell or develop properties; the timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans; the effect of the COVID-19 pandemic and related economic consequences, including the potential effects of such events on the market for timber products and general economic and political conditions (including debt and equity capital markets); the potential impact of announcement of the proposed transaction or consummation of the proposed transaction on relationships, including with employees and customers; the unfavorable outcome of any legal proceedings that have been or may be instituted against Rayonier, Opco or Pope; the amount of the costs, fees, expenses and charges related to the proposed transaction and the actual terms of the financings that may be obtained in connection with the proposed transaction; those additional risks and factors discussed in reports filed with the SEC by Rayonier and Pope from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Except to the extent required by applicable law or regulation, each of Rayonier and Pope disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.

The forward-looking statements contained in this communication speak only as of the date hereof. Although the expectations in the forward-looking statements are based on the current beliefs and expectations of Rayonier, Opco, and Pope and its general partners, readers should use caution not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. Except as required by federal and state securities laws, Rayonier, Opco, and Pope undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All forward-looking statements attributable to Rayonier, Opco, or Pope or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication and in Rayonier’s, Opco’s or Pope’s future periodic reports and other documents filed with the SEC. In light of these risks, uncertainties and assumptions, the forward- looking events discussed in this communication, including without limitation the merger and the related transactions, may not occur.

Important Additional Information and Where to Find It

In connection with the proposed merger, Rayonier and Opco, have filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2020, as amended, a registration statement on Form S-4 to register the shares of Rayonier common stock and units representing limited partnership interests in Opco to be issued in connection with the merger. The registration statement includes a proxy statement/prospectus that was sent to the unitholders of Pope seeking their approval of the merger-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RAYONIER, POPE AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Rayonier at its website, www.rayonier.com, or from Pope at its website, www.poperesources.com. Documents filed with the SEC by Rayonier will be available free of charge by accessing Rayonier’s website at www.rayonier.com under the heading Investor Relations, or, alternatively, by directing a request by telephone or mail to Rayonier at 1 Rayonier Way, Wildlight, FL 32097, and documents filed with the SEC by Pope will be available free of charge by accessing Pope’s website at www.poperesources.com under the heading Investor Relations or, alternatively, by directing a request by telephone or mail to Pope at 19950 Seventh Avenue NE, Suite 200, Poulsbo, WA 98370.

Participants in the Solicitation

Rayonier and Pope and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pope in respect of the proposed transaction under the rules of the SEC. Information about Pope’s directors and executive officers is available in Pope’s Annual Report on Form 10-K and certain of its Current Reports on Form 8-K. Information about Rayonier’s directors and executive officers is available in Rayonier’s proxy statement dated April 1, 2020 for its 2020 Annual Meeting of Stockholders, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Rayonier or Pope using the sources indicated above.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: April 29, 2020	BY:	/s/ Daemon P. Repp
Daemon P. Repp
Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner (Principal Financial Officer)